EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

                                      Percentage                   State of
  Subsidiaries (1)                       Owned                  Incorporation
  ----------------                       -----                  -------------

Nantucket Bank                            100%                   Massachusetts

N. Realty Corp. (2)                       100%                   Massachusetts

N. Realty Holding Corp. (2)               100%                   Massachusetts

N.B. Securities, Inc. (3)                 100%                   Massachusetts



     (1) The operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.

     (2)    Common Stock wholly-owned by Nantucket Bank.

     (3)    Wholly-owned by Nantucket Bank.